Exhibit 99.1

News Release

Date:	Tuesday, November 4, 2008

Contact:	Greg Gibson, Chief Executive Officer
(828) 243-5175

Release Date:	For Immediate Release

1st Financial Services Corporation Reports Third Quarter Earnings

HENDERSONVILLE, N.C. / November 4 / PRNewswire / 1st Financial Services Corporation (OTCBB:FFIS), parent company of Mountain 1st Bank & Trust Company reported earnings of $510 thousand or $0.10 per diluted share for the third quarter of 2008. This compares with $942 thousand or $0.18 per diluted share earned during the same period in 2007. For the first nine months of 2008, earnings totaled $1.8 million or $0.35 per diluted share. This compares with earnings of $2.8 million or $0.51 per diluted share for the same period in 2007. At September 30, 2008, the Bank’s assets totaled $670.1 million, representing and increase of $63.6 million or 10.5% as compared with total assets of $606.5 million at December 31, 2007. Loans and deposits totaled $570.7 million and $529.4 million, respectively at September 30, 2008. This compares with $521.9 million and $529.1 million, respectively at December 31, 2007.

Greg Gibson, CEO stated, “Through the first three quarters of 2008, 1st Financial and Mountain 1st have weathered the current economic storm, performing well and maintaining profitability. Considering the performance of the financial services industry as a whole and the extreme stresses of the current economy, we are very pleased indeed to report these results.”

Gibson added, “Maintaining satisfactory asset quality levels remains a key focal point for management and we continue to work diligently in this area. Much of the performance of our loan portfolio is linked to the performance of the real estate industry in western North Carolina. As such, we are cautiously optimistic and hopeful that real estate transaction volumes will begin to recover during the middle or latter part of 2009. We are also taking a number of actions in an effort to maintain and improve the Bank’s net interest margin. Although many significant uncertainties and challenges continue within the current environment, we are very optimistic about the positioning of Mountain 1st as we eventually pass through this economic downturn. We believe many very attractive opportunities for growth will be presented to the Company over the coming months.”

101 Jack Street · Hendersonville · North Carolina · 28792

828-697-3100 Fax: 828-693-5008

This Press Release and its exhibits contain statements relating to our financial condition, results of operations, plans, strategies, trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts. Those statements may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” “opportunity,” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in our Annual Report on Form 10-K and in other reports we file with the Federal Deposit Insurance Corporation from time to time. Other factors that could influence the accuracy of those forward-looking statements include, but are not limited to: (a) the financial success or changing strategies of our customers; (b) customer acceptance of our services, products and fee structure; (c) changes in competitive pressures among depository and other financial institutions or in our ability to compete effectively against larger financial institutions in our banking market; (d) actions of government regulators, or changes in laws, regulations or accounting standards, that adversely affect our business; (e) our ability to manage our growth and to underwrite increasing volumes of loans; (f) the impact on our profits of increased staffing and expenses resulting from expansion; (g) changes in the interest rate environment and the level of market interest rates that reduce our net interest margin and/or the volumes and values of loans we make and securities we hold; (h) weather and similar conditions that affect our customers in the markets we serve; (i) changes in general economic or business conditions and the real estate market in our banking market (particularly changes that affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral); and (j) other developments or changes in our business that we do not expect. Although our management believes that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this paragraph. We have no obligation, and do not intend, to update these forward-looking statements.

About 1st Financial Services Corporation

Formed in May 2008, 1st Financial Services Corporation is the parent company of Mountain 1st Bank & Trust Company, and is currently traded on the Over The Counter Bulletin Board under the symbol FFIS. Established in mid 2004, Mountain 1st Bank and Trust is one of the fastest growing and most successful de novo community banks in the southeast. With over $670 million in assets, Mountain 1st Bank and Trust’s more than 155 employees serve nine counties in western North Carolina through fourteen full service branches. For more information, visit www.mountain1st.com.

101 Jack Street · Hendersonville · North Carolina · 28792

828-697-3100 Fax: 828-693-5008

1st Financial Services Corporation Selected Financial Highlights

	For the Nine Months Ended September 30,		Amount Increase/ (Decrease)	Percent Increase/ (Decrease)
	2008	2007
Selected Income Statement Data and Ratios	(dollars in thousands except share and per share data)
(unaudited)
Net interest income	$15,286	$15,451	$(165)	-1.07%
Provision for loan losses	2,240	2,355	(115)	-4.88%
Noninterest income	3,729	3,278	451	13.76%
Noninterest expense	14,049	11,785	2,264	19.21%

Income before income taxes	2,726	4,589	(1,863)	-40.60%
Income tax expense	919	1,828	(909)	-49.73%

Net income	$1,807	$2,761	(954)	-34.55%

Net interest margin	3.25%	4.05%	-0.80%	-19.74%
Return on average assets	0.37%	0.70%	-0.33%	-47.20%
Return on average equity	5.09%	8.24%	-3.16%	-38.30%
Efficiency ratio	73.88%	62.92%	10.96%	17.42%
Net charge-offs to average total loans, excluding held for sale	0.13%	0.23%	-0.10%	-42.09%
Nonperforming assets to period end loans and other real estate	1.57%	0.47%	1.09%	231.81%
Nonperforming assets to total assets	1.32%	0.34%	0.97%	281.83%
Net income per share:
Basic (1)	$0.36	$0.55	(0.20)	-34.70%
Diluted (1)	$0.35	$0.51	(0.16)	-31.81%
Weighted average shares outstanding:
Basic (1)	4,997,027	4,985,795	11,232	0.23%
Diluted (1)	5,234,295	5,406,308	(217,610)	-4.03%

(1)	Amounts have been adjusted for stock splits

	For the Three Months Ended September 30,		Amount Increase/ (Decrease)	Percent Increase/ (Decrease)
	2008	2007
Selected Income Statement Data and Ratios	(dollars in thousands except share and per share data)
(unaudited)
Net interest income	$5,307	$5,566	$(259)	-4.65%
Provision for loan losses	615	860	(245)	-28.49%
Noninterest income	1,111	1,119	(8)	-0.71%
Noninterest expense	5,057	4,281	776	18.13%

Income before income taxes	746	1,544	(798)	-51.68%
Income tax expense	236	602	(366)	-60.80%

Net income	$510	$942	(432)	-45.86%

Net income per share:
Basic (1)	$0.10	$0.19	(0.09)	-45.96%
Diluted (1)	$0.10	$0.18	(0.08)	-44.49%
Weighted average shares outstanding:
Basic (1)	4,997,027	4,988,197	8,830	0.18%
Diluted (1)	5,188,698	5,366,787	(132,492)	-2.47%

101 Jack Street · Hendersonville · North Carolina · 28792

828-697-3100 Fax: 828-693-5008

	As of September 30, 2008	As of December 31, 2007	Amount Increase/ (Decrease)	Percent Increase/ (Decrease)
Selected Balance Sheet Data	(unaudited)
	(dollars in thousands except share and per share data)
Total assets	$670,167	$606,491	$63,676	10.50%
Loans, including loans held for sale	570,692	521,943	48,749	9.34%
Allowance for loan losses	9,052	7,571	1,481	19.56%
Deposits	529,442	529,105	337	0.06%
Federal funds purchased and securities sold under agreements to repurchase	11,693	9,458	2,235	23.63%
Borrowings	76,000	15,000	61,000	406.67%
Shareholders’ equity	47,961	46,212	1,749	3.78%
Book value per share	$9.60	$9.25	0.35	3.78%

SOURCE: 1st Financial Services Corporation

+++End of Release+++

101 Jack Street · Hendersonville · North Carolina · 28792

828-697-3100 Fax: 828-693-5008